EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT


      THIS AGREEMENT, made as of the 1st day of April, 1996, is between CARRIAGE FUNERAL SERVICES OF IDAHO, INC., an Idaho corporation (the "Company"), and ROBERT D. LARRABEE, a resident of Asotin County, Washington (the "Employee").

            1. EMPLOYMENT TERM. The Company hereby employs the Employee for a term commencing on the date hereof and, subject to earlier termination as provided in Section 7 hereof, continuing for a period of five (5) years thereafter (such term being herein referred to as the "term of this Agreement"). The Employee agrees to accept such employment and to perform the services specified herein, all upon the terms and conditions hereinafter stated.

            2. DUTIES. The Employee shall serve the Company and shall report to, and be subject to the general direction and control of, the Board of Directors of the Company (the "Board"). The Employee shall perform the professional and administrative duties of Special Advisor to the Board with respect to the Company's funeral home and cemetery operations in the States of Washington and Idaho, and such other duties as are from time to time assigned to him by the Board and as are not inconsistent wish the provisions hereof. In such capacity, the Employee shall provide advice and analysis regarding the operation, management, personnel and marketing of such funeral homes and cemeteries, assist in community relations with respect to such homes and cemeteries, and provide reasonable advice and assistance to the Manager of such funeral homes and cemeteries. The Employee will also consult with the Company as to strategic acquisitions of funeral homes and cemeteries in Idaho and Washington.

            3. EXTENT OF SERVICE. The Employee shall devote sufficient time and attention to the business of the Company as shall be necessary and appropriate to fulfill his duties specified in Section 2 above. The foregoing shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises, provided, however, that such investments will not require services on the part of the Employee which would in any way impair the performance of his duties under this Agreement. In providing such service (and, in particular, in assisting the Company in locating and making acquisitions in Washington and Idaho), the Employee shall act solely in tile interests of the Company and not in the interests of any other funeral service/ cemetery company or intermediary.

            4. COMPENSATION. During the term of this Agreement, the Company shall pay the Employee a salary of $2,083.33 per full calendar month of service completed, appropriately prorated for partial months at the commencement and end of the term of this Agreement. The salary set forth herein shall be payable in biweekly installments in accordance with the payroll policies of the Company in effect from time to time during the term of this Agreement. The Company shall have the right to deduct from any

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payment of all compensation to the Employee hereunder (x) any federal, state or local taxes required by law to be withheld with respect to such payments, and
(y) any other amounts specifically authorized to be withheld or deducted by the Employee.

            5. BENEFITS. In addition to the base salary under Section 4, the Employee shall be entitled to participate in such employee benefits as are available generally to employees of the Company.

            6. CERTAIN ADDITIONAL MATTERS. The Employee agrees that at all times during the term of this Agreement:

                  (a) The Company shall have the right to display, and may use in its advertising, portraits of the Employee.

                  (b) The Company shall have the right to advertise its business as being carried on in the manner and tradition and according to the standards established by the Employee.

                  (c) The Employee will not knowingly or intentionally do or say any act or thing which will or may impair, damage or destroy the goodwill and esteem for the Company of its sup pliers, employees, patrons, customers and others who may at any time have or have had business relations with the Company.

                  (d) The Employee shall encourage and recommend the use of the services of the Company by relatives, friends and acquaintances in need of funeral or burial services.

                  (e) The Employee will not encourage, recommend or approve the use at any time of the services of any competitor of the Company.

                  (f) The Employee will not reveal to any third person any
            difference of opinion, if there be such at any time, between him and the management of the Company as to its personnel, policies or practices.

                  (g) The Employee will not knowingly or intentionally do any act or thing detrimental to the Company or its business.

            7. TERMINATION.

                  (a) DEATH. If the Employee dies during the term of this
            Agreement and while in the employ of the Company, this Agree ment shall automatically terminate and the Company shall have no further obligation to the Employee or his estate except that the Company shall pay the Employee's estate that portion of the Employee's base salary under Section 4 accrued through the date on which the Employee's death occurred. Such payment of base salary to the Employee's estate shall be made in the same manner and at the same times as they would have been paid

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            to the Employee had he not died. In case of such a termination, provided that I, Renee Larrabee survives the Employee, the Company shall thereupon enter into an Employment Agreement with Mrs. Larrabee providing for the same duties, compensation and benefits as provided in this Agreement for the remainder of the term hereof.

                  (b) DISABILITY. If during the tenn of this Agreement, the
            Employee shall be prevented from performing his duties hereunder by reason of disability, and such disability shall continue for a period of six months, then the Company may terminate this Agreement at any time after the expiration of such six-month period. For purposes of this Agreement, the Employee shall be deemed to have become disabled when the Board, upon the advice of a qualified physician, shall have determined that the Employee has become physically or mentally incapable (excluding infrequent and temporary absences due to ordinary illness) of performing his duties under this Agree ment. In the event of a termination pursuant to this para graph (b), the Company shall be relieved of all its obliga tions under this Agreement, except that the Company shall pay to the Employee, or his estate in the event of his subsequent death, the Employee's base salary under Section 4 through the date on which such termination shall have occurred, reduced during such period by the amount of any benefits received under any disability policy maintained by the Company. All such payments to the Employee or his estate shall be made in the same manner and at the same times as they would have been paid to the Employee had he not become disabled.

                  (c) DISCHARGE FOR CAUSE. Prior to the end of the term of this
            Agreement, the Company may discharge the Employee for Cause and terminate this Agreement. In such case this Agree ment shall automatically terminate and the Company shall have no further obligation to the Employee or his estate other than to pay to the Employee or his estate in the event of his sub sequent death that portion of the Employee's salary accrued through the date of termination. For purposes of this Agree ment, the Company shall have "Cause" to discharge the Employee or terminate the Employee's employment hereunder upon (i) the Employee's commission of any felony or any other crime involv ing moral turpitude, (ii) the Employee's failure or refusal to perform all of his duties, obligations and agreements herein contained or imposed by law, including his fiduciary duties, to the satisfaction of the Board,
            (iii) the Employee's com mission of acts amounting to gross negligence or willful misconduct to the detriment of the Company, or
            (iv) the Employee's breach of any provision of this Agreement.

            8. CONFIDENTIAL INFORMATION. The Employee acknowledges that in the course of his employment with the Company he will receive certain trade secrets, lists of customers, management methods, operating techniques, prospective acquisitions, employee

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lists, training manuals and procedures, personnel evaluation procedures, financial reports and other confidential information and knowledge concerning the business of the Company and its affiliates (hereinafter collectively referred to as "Information") which the Company desires to protect. The Employee understands that tile Information is confidential and he agrees not to reveal the Information to anyone outside the Company so long as the confi dential or secret nature of the Information shall continue. The Employee further agrees that he will at no time use the Information in competing with the Company. Upon termination of this Agreement, the Employee shall surrender to the Company all papers, documents, writings and other property produced by his or coming into his possession by or through his employment or relating to the Information and the Employee agrees that all such materials will at all times remain the property of the Company. The Employee further agrees to maintain as confidential, and to not disclose to any other person (including other employees of the Company), the terms of this Agreement (including the compensation and benefits described in Sections 4 and 5), except that such terms may be disclosed to the Employee's spouse, the Company's payroll clerk responsible for paying the Employee's compensation, appropriate taxing authorities, and otherwise as authorized by the Board. The Employee acknowledges that a remedy at law for any breach or attempted breach of the foregoing provisions of this Section 8 will be inadequate, and agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach.

            9. NOTICES. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or three business days after the date mailed, postage prepaid, by certified mail, return receipt requested, or when sent by telex or telecopy and receipt is confirmed, if addressed to the respective parties as follows:

            If to the Employee:           Mr. Robert D. Larrabee
                                          2323 3rd Avenue
                                          Clarkston, Washington   99403

            If to the Company:            Carriage Funeral Services
                                           of Idaho, Inc.
                                          1300 Post Oak Boulevard, Suite 1500
                                          Houston, Texas 77056
                                          Attn:  Mr. Melvin C. Payne,
                                                 President

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

            10. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of

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this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such provision or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            11. ASSIGNMENT. This Agreement may not be assigned by the Employee. Neither the Employee nor his estate shall have any right to commute, encumber or dispose of any right to receive payments hereunder, it being agreed that such payments and the right thereto are nonassignable and nontransferable.

            12. BINDING EFFECT. Subject to the provisions of Section 11 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

            13. CAPTIONS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            14. COMPLETE AGREEMENT. This Agreement represents the entire agreement between the parties concerning the subject hereof and supersedes all prior agreements and arrangements between the parties concerning the subject thereof.

            15. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Idaho.

            16. COUNTERPARTS. This Agreement may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.


                                CARRIAGE FUNERAL SERVICES
                                          OF IDAHO, INC.


                                By: /s/ MARK W. DUFFEY
                                   MARK W. DUFFEY,
                                   Executive Vice President


                                /s/ ROBERT D. LARRABEE
                                ROBERT D. LARRABEE

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